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EXHIBIT 23.2


                 CONSENT OF KEATING, MUETHING & KLEKAMP, P.L.L.


We hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement (Form S-3) and related Prospectus of American Annuity Group, Inc. for the registration of $150,000,000 of its Debt Securities. In providing this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.





                                         KEATING, MUETHING & KLEKAMP, P.L.L.

Cincinnati, Ohio
November 25, 1997